FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP
ANNOUNCES SECOND QUARTER EARNINGS

Honesdale, Pennsylvania - July 19, 2017
Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market-NWFL) and its subsidiary, Wayne Bank, announced earnings for the three months ended June 30, 2017 of $2,724,000.  This represents an increase of $846,000 or 45.0%, from the $1,878,000 earned in the similar period of 2016 due primarily to increases in net interest income and other income resulting from the acquisition of Delaware Bancshares, Inc. in the third quarter of 2016.  Earnings per share (fully diluted) were $.65 in the 2017 period, increasing from the $.51 earned in the similar period of 2016.  Annualized return on average assets for the three months ended June 30, 2017 was 0.97% with an annualized return on average equity of 9.45%.  Net income for the six months ended June 30, 2017 totaled $5,100,000, which is $1,346,000 higher than the same six-month period of last year due to increased income resulting from the acquisition.  Earnings per share (fully diluted) for the six months ended June 30, 2017 and 2016, totaled $1.22 and $1.02 per share, respectively.
Total assets as of June 30, 2017 were $1.1 billion with loans receivable of $735.0 million, deposits of $932.5 million and stockholders' equity of $116.2 million.  Loans receivable increased $153.8 million since June 30, 2016 while total deposits increased $348.2 million and stockholders' equity increased $11.6 million.  All such increases are primarily the result of the acquisition.
Non-performing assets, which include non-performing loans and foreclosed assets, totaled $7.1 million and represented 0.63% of total assets as of June 30, 2017 compared to $6.6 million, or 0.86% of total assets, as of June 30, 2016.  The allowance for loan losses totaled $7,419,000 as of June 30, 2017 and represented 1.01% of total loans outstanding, compared to $5,798,000 and 1.00%, respectively, on June 30, 2016.
For the three months ended June 30, 2017, net interest income, on a fully taxable equivalent basis (fte), totaled $9,199,000, an increase of $2,441,000 compared to the similar period in 2016.  A $154.2 million increase in average loans outstanding and a $164.5 million increase in average securities contributed to the increased income.  Both increases resulted from loans and securities acquired in the acquisition.  Net interest margin (fte) for the 2017 period was 3.54%, decreasing from 3.79% for the similar period in 2016 due  primarily to a 52 basis point decrease in the yield earned on investment securities, which resulted from lower yielding securities acquired in the acquisition.  The yield on interest-earning assets decreased 36 basis points compared to the prior year while the cost of interest-bearing liabilities decreased 16 basis points to 0.46%.  Net interest income (fte) for the six months ended June 30, 2017 totaled $18,243,000, which was $4,951,000 higher than the similar period in 2016 due to the higher volume of earning assets resulting from the acquisition.  The net interest margin (fte) was 3.53% in the 2017 period and 3.74% during the first six months of 2016.  Decreased yields on securities contributed to the reduced net interest margin.
Other income for the three months ended June 30, 2017 totaled $1,656,000 compared to $1,223,000 for the similar period in 2016.  The increase can be attributed to a higher level of service charges and fees attributable to a larger customer base as well as increased earnings on life insurance policies related to the acquisition.   For the six months ended June 30, 2017, other income totaled $3,299,000 compared to $2,290,000 in the

2016 period.  The 2017 period includes a gain of $209,000 related to the sale of a branch office as well as the previously mentioned increases resulting from the acquisition.
Other expenses totaled $6,130,000 for the three months ended June 30, 2017, an increase of $1,602,000 compared to the $4,528,000 reported in the similar period of 2016.  Salaries and employee benefits rose $964,000 over the same period of last year while occupancy, furniture and equipment costs rose $322,000 resulting from the acquisition of twelve community offices.  For the six months ended June 30, 2017, other expenses totaled $12,744,000 compared to $8,876,000 for the similar period in 2016, an increase of $3,868,000 resulting primarily from the acquisition.
Mr. Critelli commented, "Our earnings for the first half of 2017 reflect the full benefit of the acquisition of Delaware Bancshares, Inc. and were in-line with projections.  Our key performance metrics improved over the first quarter of the year, core operating expenses remain well controlled and our capital base remains above regulatory "well capitalized" targets.  We continue to search out opportunities available to us and we look forward to serving our growing base of stockholders and customers."
Norwood Financial Corp., is the parent company of Wayne Bank, which operates fourteen offices throughout Northeastern Pennsylvania and twelve offices in the Southern Tier of New York.  The Company's stock is traded on the Nasdaq Global Market, under the symbol, "NWFL".
Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words "believes", "anticipates", "contemplates", "expects", and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of Delaware Bancshares, Inc., the ability to control costs and expenses, demand for real estate, government fiscal policies, cybersecurity and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures
This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP net interest income using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.
The following reconciles net interest income to net interest income on a fully taxable equivalent basis:
	Three months ended June 30		Six months ended June 30
(dollars in thousands)	2017	2016	2017	2016

Net Interest Income	$8,656	$6,394	$17,154	$12,569
Taxable equivalent basis adjustment using 34% marginal tax rate	543	364	1,089	723
Net interest income on a fully taxable equivalent basis	$9,199	$6,758	$18,243	$13,292

Contact:  William S. Lance
                 Executive Vice President &
                 Chief Financial Officer
 NORWOOD FINANCIAL CORP
                 570-253-8505
                 www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	June 30
	2017	2016
ASSETS
Cash and due from banks	$16,055	$8,171
Interest-bearing deposits with banks	348	4,444
Cash and cash equivalents	16,403	12,615

Securities available for sale	300,667	129,721
Loans receivable	735,026	581,220
Less: Allowance for loan losses	7,419	5,798
Net loans receivable	727,607	575,422
Regulatory stock, at cost	2,435	2,228
Bank premises and equipment, net	12,953	6,328
Bank owned life insurance	36,575	19,082
Foreclosed real estate owned	4,523	5,414
Accrued interest receivable	3,417	2,289
Goodwill	11,331	9,715
Other intangible assets	531	237
Deferred tax asset	8,181	2,222
Other assets	2,690	2,556
TOTAL ASSETS	$1,127,313	$767,829

LIABILITIES
Deposits:
Non-interest bearing demand	$200,364	$121,743
Interest-bearing	732,107	462,516
Total deposits	932,471	584,259
Short-term borrowings	42,192	38,100
Other borrowings	25,330	36,579
Accrued interest payable	942	891
Other liabilities	10,211	3,409
TOTAL LIABILITIES	1,011,146	663,238

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2017: 4,164,723 shares, 2016: 3,724,668 shares	416	373
Surplus	47,645	35,430
Retained earnings	69,660	66,876
Treasury stock, at cost: 2017: 566 shares, 2016: 33,444 shares	(22)	(926)
Accumulated other comprehensive (loss) income	(1,532)	2,838
TOTAL STOCKHOLDERS' EQUITY	116,167	104,591

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,127,313	$767,829

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
INTEREST INCOME
Loans receivable, including fees	$7,925	$6,351	$15,731	$12,485
Securities	1,633	878	3,251	1,768
Other	24	5	35	7
Total Interest income	9,582	7,234	19,017	14,260

INTEREST EXPENSE
Deposits	797	580	1,563	1,161
Short-term borrowings	28	37	56	77
Other borrowings	101	223	244	453
Total Interest expense	926	840	1,863	1,691
NET INTEREST INCOME	8,656	6,394	17,154	12,569
PROVISION FOR LOAN LOSSES	600	700	1,200	1,150
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,056	5,694	15,954	11,419

OTHER INCOME
Service charges and fees	1,016	604	1,951	1,178
Income from fiduciary activities	128	114	235	216
Net realized gains on sales of securities	31	205	37	270
Gains on sales of loans, net	67	18	67	47
Earnings and proceeds on life insurance policies	275	166	530	333
Other	139	116	479	246
Total other income	1,656	1,223	3,299	2,290

OTHER EXPENSES
Salaries and employee benefits	3,212	2,248	6,430	4,551
Occupancy, furniture and equipment	809	487	1,720	982
Data processing and related operations	324	255	668	526
Taxes, other than income	227	124	460	329
Professional fees	240	181	489	332
FDIC Insurance assessment	91	117	186	231
Foreclosed real estate	152	432	724	462
Other	1,075	684	2,067	1,463
Total other expenses	6,130	4,528	12,744	8,876

INCOME BEFORE TAX	3,582	2,389	6,509	4,833
INCOME TAX EXPENSE	858	511	1,409	1,079
NET INCOME	$2,724	$1,878	$5,100	$3,754

Basic earnings per share	$0.66	$0.51	$1.23	$1.02

Diluted earnings per share	$0.65	$0.51	$1.22	$1.02

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended June 30	2017	2016

Net interest income	$8,656	$6,394
Net income	2,724	1,878

Net interest spread (fully taxable equivalent)	3.44%	3.63%
Net interest margin (fully taxable equivalent)	3.54%	3.79%
Return on average assets	0.97%	0.99%
Return on average equity	9.45%	7.28%
Basic earnings per share	$0.66	$0.51
Diluted earnings per share	$0.65	$0.51

For the Six Months Ended June 30	2017	2016

Net interest income	$17,154	$12,569
Net income	5,100	3,754

Net interest spread (fully taxable equivalent)	3.42%	3.59%
Net interest margin (fully taxable equivalent)	3.53%	3.74%
Return on average assets	0.92%	0.99%
Return on average equity	9.00%	7.31%
Basic earnings per share	$1.23	$1.02
Diluted earnings per share	$1.22	$1.02

As of June 30

Total assets	$1,127,313	$767,829
Total loans receivable	735,026	581,220
Allowance for loan losses	7,419	5,798
Total deposits	932,471	584,259
Stockholders' equity	116,167	104,591
Trust assets under management	146,307	134,126

Book value per share	$27.43	$27.99
Tangible book value per share	$24.55	$25.28
Equity to total assets	10.30%	13.62%
Allowance to total loans receivable	1.01%	1.00%
Nonperforming loans to total loans	0.35%	0.21%
Nonperforming assets to total assets	0.63%	0.86%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	June 30	March 31	December 31	September 30	June 30
	2017	2017	2016	2016	2016
ASSETS
Cash and due from banks	$16,055	$12,057	$14,900	$19,404	$8,171
Interest-bearing deposits with banks	348	7,785	2,274	13,729	4,444
Cash and cash equivalents	16,403	19,842	17,174	33,133	12,615

Securities available for sale	300,667	295,801	302,564	310,126	129,721
Loans receivable	735,026	719,443	713,889	706,199	581,220
Less: Allowance for loan losses	7,419	6,901	6,463	6,164	5,798
Net loans receivable	727,607	712,542	707,426	700,035	575,422
Regulatory stock, at cost	2,435	1,939	2,119	2,351	2,228
Bank owned life insurance	36,575	36,352	36,133	35,889	19,082
Bank premises and equipment, net	12,953	13,073	13,531	13,617	6,328
Foreclosed real estate owned	4,523	4,703	5,302	5,386	5,414
Goodwill and other intangibles	11,862	11,902	12,291	12,331	9,952
Other assets	14,288	15,461	14,643	12,189	7,067
TOTAL ASSETS	$1,127,313	$1,111,615	$1,111,183	$1,125,057	$767,829
					.
LIABILITIES
Deposits:
Non-interest bearing demand	$200,364	$192,735	$191,445	$200,481	$121,743
Interest-bearing deposits	732,107	738,678	733,940	721,763	462,516
Total deposits	932,471	931,413	925,385	922,244	584,259
Other borrowings	67,522	57,260	64,812	83,946	74,679
Other liabilities	11,153	9,990	9,907	3,167	4,300
TOTAL LIABILITIES	1,011,146	998,663	1,000,104	1,009,357	663,238

STOCKHOLDERS' EQUITY	116,167	112,952	111,079	115,700	104,591

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,127,313	$1,111,615	$1,111,183	$1,125,057	$767,829

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	June 30	March 31	December 31	September 30	June 30
Three months ended	2017	2017	2016	2016	2016
INTEREST INCOME
Loans receivable, including fees	$7,925	$7,806	$7,858	$7,267	$6,351
Securities	1,633	1,618	1,584	1,239	878
Other	24	10	14	22	5
Total interest income	9,582	9,434	9,456	8,528	7,234

INTEREST EXPENSE
Deposits	797	766	765	677	580
Borrowings	129	171	240	281	260
Total interest expense	926	937	1,005	958	840
NET INTEREST INCOME	8,656	8,497	8,451	7,570	6,394
PROVISION FOR LOAN LOSSES	600	600	450	450	700
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	8,056	7,897	8,001	7,120	5,694

OTHER INCOME
Service charges and fees	1,016	936	951	840	604
Income from fiduciary activities	128	106	107	126	114
Net realized gains on sales of securities	31	6	15	0	205
Gains (losses) on sales of loans, net	67	0	0	(11)	18
Earnings and proceeds on life insurance policies	275	255	272	283	166
Other	139	340	145	161	116
Total other income	1,656	1,643	1,490	1,399	1,223

OTHER EXPENSES
Salaries and employee benefits	3,212	3,219	3,308	3,070	2,248
Occupancy, furniture and equipment, net	809	911	889	755	487
Foreclosed real estate	152	572	98	119	432
FDIC insurance assessment	91	95	10	170	117
Merger related	0	0	142	1,659	5
Other	1,866	1,817	2,121	1,906	1,239
Total other expenses	6,130	6,614	6,568	7,679	4,528

INCOME BEFORE TAX	3,582	2,926	2,923	840	2,389
INCOME TAX EXPENSE	858	550	577	228	511
NET INCOME	$2,724	$2,376	$2,346	$612	$1,878

Basic earnings per share	$0.66	$0.57	$0.57	$0.15	$0.51

Diluted earnings per share	$0.65	$0.57	$0.56	$0.15	$0.51

Book Value per share	$27.43	$27.09	$26.15	$25.94	$27.99
Tangible Book Value per share	24.55	24.18	23.51	23.39	25.28

Return on average assets (annualized)	0.97%	0.87%	0.83%	0.69%	0.99%
Return on average equity (annualized)	9.45%	8.54%	8.17%	5.45%	7.28%

Net interest spread (fte)	3.44%	3.40%	3.38%	3.37%	3.63%
Net interest margin (fte)	3.54%	3.51%	3.49%	3.50%	3.79%

Allowance for loan losses to total loans	1.01%	0.96%	0.91%	0.87%	1.00%
Net charge-offs to average loans (annualized)	0.05%	0.09%	0.09%	0.05%	1.78%
Nonperforming loans to total loans	0.35%	0.28%	0.25%	0.32%	0.21%
Nonperforming assets to total assets	0.63%	0.60%	0.64%	0.68%	0.86%